Power of Attorney

The undersigned hereby appoints each of Lawrence Fey, Austin Arnett and Edward Pickus of Vivid Seats Inc. (the “Company”), signing individually, as the undersigned’s true and lawful attorney-in-fact and agent, to take the following actions on the undersigned’s behalf:

(i)
to prepare and execute Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder;
(ii)
to file and/or submit such Forms 3, 4 and 5 (and such amendments and joint filing agreements) to the Securities and Exchange Commission (the “SEC”) and any stock exchange, self-regulatory association or similar authority; and
(iii)
to take all other actions in connection with the foregoing that, in such attorney-in-fact’s opinion, may benefit, be in the best interest of or be legally required by the undersigned, it being understood that all documents executed by such attorney-in-fact on the undersigned’s behalf shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the foregoing attorneys-in-fact the full power and authority to take any actions whatsoever that may be necessary or desirable in connection with exercising the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact (or their substitutes) shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that neither the Company nor any of the foregoing attorneys-in-fact (or their substitutes) are assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earlier of (i) the undersigned no longer being required to file Forms 3, 4 and 5 with the SEC, (ii) the undersigned delivering a written revocation to the Company and the foregoing attorneys-in-fact and (iii) as to each individual attorney-in-fact, such attorney-in-fact no longer being employed by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date written below.

/s/ Joseph Thomas

Name: Joseph Thomas

Date: January 19, 2026